NPC International, Inc. Reports First Quarter Results

Overland Park, Kansas, (May 9, 2014) - NPC International, Inc. (the “Company”), today reported results for its first fiscal quarter ended April 1, 2014.

FIRST QUARTER HIGHLIGHTS:

•

•	Pizza Hut comparable store sales decreased (4.7)% rolling over a decrease of (2.2)% last year.

*	Adjusted EBITDA (reconciliation attached) was $29.0MM; a decline of $9.6MM from the prior year.

•	Net income was $3.0MM compared to $13.2MM last year.

•	Our leverage ratio was 4.04X Consolidated EBITDA, net of allowable cash balances of $4.4MM (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “Continued soft sales in our Pizza Hut business and significant inflation in ingredient costs combined to significantly pressure our margins this quarter causing EBITDA to fall below prior year levels.

We have been working with the leadership team at Pizza Hut since last year to address the challenges that lay before the brand in the marketplace. We are evaluating all aspects of the brand including brand relevance and positioning. We have made meaningful progress in identifying areas of opportunity for the brand. However, the results of these efforts are not fully developed as additional work is required to comprehensively address our current consumer shortfall. I am encouraged by the progress and look forward to getting the brand back in its historical position of category leadership.

Unfortunately we are experiencing significant margin pressure from increased ingredient costs. As a result, we are now forecasting ingredient inflation in our Pizza Hut business in the 3% to 4% range, which is in stark contrast to the flat to deflationary environment we expected coming into the year. This inflation is currently expected to continue to pressure margins for the balance of the year.

We are pleased with the momentum in our Wendy’s business and the Wendy’s system in general. The “Cut Above” positioning is truly resonating with consumers and driving consumer demand in a very competitive marketplace. We are truly impressed with the progress that our operational teams are making in customer service and productivity. It is becoming increasingly evident to us that we can seamlessly assimilate and integrate other brands, such as Wendy’s, while successfully transferring our core competencies of operational excellence and margin performance.  This result buoys our confidence in the future growth prospects for our Wendy’s business and NPC.

We will continue to leverage our significant liquidity and strong cash flow characteristics to manage through this period of soft comparable store sales and inflationary pressures. We remain abundantly confident in the two great brands that we have the good fortune to operate and look forward to working with the leadership of both brands in their pursuit for category leadership.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended April 1, 2014 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s first quarter earnings conference call will be held Monday, May 12, 2014 at 9:00 am CT (10:00 ET). In addition to a discussion of first quarter results, the call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 866-515-2915. The international number is 617-399-5129. The access code for the call is 93247701.

For those unable to participate live, a replay of the call will be available until May 19, 2014 by dialing 888-286-8010 or by dialing international at 617-801-6888. The access code for the replay is 18445483.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,263 Pizza Hut units in 28 states and 91 Wendy’s units in 3 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	April 1, 2014		March 26, 2013

Net product sales (1)	$282,303	100.0%	$264,671	100.0%
Fees and other income (2)	13,950	4.9%	14,298	5.4%
Total sales	296,253	104.9%	278,969	105.4%
Pizza Hut comparable store sales (net product sales only)	(4.7)%		(2.2)%

Cost of sales (3)	88,087	31.2%	76,848	29.0%
Direct labor (4)	83,469	29.6%	75,590	28.6%
Other restaurant operating expenses (5)	89,439	31.7%	81,730	30.9%
General and administrative expenses (6)	15,459	5.5%	14,424	5.4%
Corporate depreciation and amortization of intangibles	5,097	1.8%	4,393	1.7%
Other	305	—%	133	—%
Total costs and expenses	281,856	99.8%	253,118	95.6%
Operating income	14,397	5.1%	25,851	9.8%
Interest expense (7)	10,162	3.6%	10,240	3.9%
Income before income taxes	4,235	1.5%	15,611	5.9%
Income taxes	1,279	0.5%	2,367	0.9%

Net income	$2,956	1.0%	$13,244	5.0%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$19,246		$9,630
Cash Rent Expense	$15,611		$13,466

(1)
Net product sales increased 6.7% primarily due to the acquisition of 91 Wendy’s units in the last half of 2013. These units contributed sales of $29.9MM, or 10.6% of net product sales during the quarter. This sales contribution was partially offset by a 4.7% decline in Pizza Hut comparable store sales.

(2)	Fees and other income decreased 2.4% due to fewer delivery transactions compared to the prior year.

(3)	Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs, primarily cheese and meat, and higher food costs associated with our Wendy’s operations.

(4)	Direct labor, as a percentage of net product sales, increased largely due to the sales deleveraging effect on our Pizza Hut fixed labor costs.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to sales deleveraging on Pizza Hut fixed costs, which was partially offset by lower restaurant manager bonuses and increased development incentives and lower operating expenses in our Wendy’s operations.

(6)
General and administrative expenses increased due to field personnel costs and credit card transaction fees attributable to the Wendy’s units acquired in the last half of 2013 partially offset by a decline in incentive compensation.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	April 1, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$7,386	$20,035
Other current assets	32,804	37,069
Total current assets	40,190	57,104

Facilities and equipment, net	176,824	169,950
Franchise rights, net	635,808	640,151
Other noncurrent assets	337,571	337,907
Total assets	$1,190,393	$1,205,112
Liabilities and Stockholders' Equity
Current liabilities:
Current liabilities	$93,365	$101,630
Current portion of debt	3,750	3,438
Total current liabilities	97,115	105,068

Long-term debt, less current portion	553,750	561,687
Other noncurrent liabilities	271,359	273,144
Total liabilities	922,224	939,899
Stockholders' equity	268,169	265,213
Total liabilities and stockholders' equity	$1,190,393	$1,205,112

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	13 Weeks Ended
	April 1, 2014	March 26, 2013

Operating activities
Adjustments to reconcile net income to cash provided by operating activities:
Net income	$2,956	$13,244
Depreciation and amortization	15,048	12,950
Amortization of debt issuance costs	1,013	829
Deferred income taxes	(906)	350
Other	64	87
Changes in assets and liabilities, excluding acquisitions:
Assets	3,962	4,306
Liabilities	2,636	5,032
Net cash provided by operating activities	24,773	36,798
Investing activities
Capital expenditures	(19,246)	(9,630)
Proceeds from sale or disposition of assets	324	40
Net cash used in investing activities	(18,922)	(9,590)
Financing activities
Borrowings under revolving credit facility	39,500	—
Payments under revolving credit facility	(46,500)	—
Payments on the term bank facilities	(625)	—
Debt issue costs	—	(38)
Accrued purchase price paid to sellers	(10,875)	(602)
Net cash used in financing activities	(18,500)	(640)
Net change in cash and cash equivalents	(12,649)	26,568
Beginning cash and cash equivalents	20,035	25,493
Ending cash and cash equivalents	7,386	52,061

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	April 1, 2014	March 26, 2013
Adjusted EBITDA:
Net income	$2,956	$13,244
Adjustments:
Interest expense	10,162	10,240
Income taxes	1,279	2,367
Depreciation and amortization	15,048	12,950
Transaction costs	281	36
Pre-opening expenses and other	372	341
Development incentives	(1,140)	(630)
Adjusted EBITDA(1)	$28,958	$38,548
Adjusted EBITDA Margin(2)	10.3%	14.6%

Free Cash Flow:
Net cash provided by operating activities	$24,773	$36,798
Adjustments:
Capital expenditures	(19,246)	(9,630)
Free Cash Flow (3)	$5,527	$27,168

Unit Count Activity

	13 Weeks Ended
	April 1, 2014			March 26, 2013
	Combined	Wendy's	Pizza Hut	Pizza Hut

Beginning of period	1,354	91	1,263	1,227
Acquired	—	—	—	1
Developed(4)	4	—	4	6
Closed(4)	(4)	—	(4)	(2)
End of period	1,354	91	1,263	1,232

Equivalent units (5)	1,349	91	1,258	1,226

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, pre-opening expenses and certain other items that are non-operational in nature. The Company incurred substantial interest expense, depreciation and amortization related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates on the second day of fiscal 2012. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
(4) One Pizza Hut unit was relocated and is included in both the developed and closed total for the 13 weeks ended April 1, 2014.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213